                                                                    EXHIBIT 4.19

            COLLATERAL ASSIGNMENT OF MORTGAGE, LEASEHOLD MORTGAGE,
              SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
                    FIXTURE FILING AND FINANCING STATEMENT

                         HOLLYWOOD CASINO CORPORATION,

                            Mortgagee and Assignor


                                  In Favor of

                     STATE STREET BANK AND TRUST COMPANY,
                          in its capacity as Trustee,

                                   Assignee

                           Dated as of May 19, 1999

            COLLATERAL ASSIGNMENT OF MORTGAGE, LEASEHOLD MORTGAGE,
            ------------------------------------------------------
              SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
              ---------------------------------------------------
                    FIXTURE FILING AND FINANCING STATEMENT
                    --------------------------------------
          FOR VALUE RECEIVED, the undersigned, HOLLYWOOD CASINO CORPORATION, a Delaware corporation (the "Assignor"), whose address for notice hereunder is Two
                           --------
Galleria Tower, Suite 2200,13455 Noel Road, LB, 48, Dallas, Texas 75201, does hereby SELL, ASSIGN, TRANSFER AND SET OVER unto STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as Trustee (the "Assignee"),
                                                                   --------
under that certain Indenture (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture") dated as of the date
                                              ---------
hereof by and among Assignor,

Assignee, HWCC-Tunica, Inc., a Texas corporation, and HWCC-Shreveport, Inc., a Louisiana corporation, which Assignee's address for notice hereunder is Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust Administration:

          (i) all of Assignor's right, title and interest in, to and under that certain Mortgage, Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing, and Financing Statement (the "Mortgage") dated as of
                                                         --------
the date hereof executed by HOLLYWOOD CASINO-AURORA, INC., an Illinois corporation whose address is 49 West Galena Boulevard, Aurora, Illinois 60506 (the "Mortgagor"), in favor of Assignor, as Mortgagee, covering certain property
      ---------
therein described, which Mortgage was recorded as shown on Exhibit A hereto
                                                           ---------
(which Mortgage is incorporated by reference herein), and which Mortgage secures the due and punctual payment of that certain Promissory Note in the original principal amount of $108,000,000, made and subscribed by Mortgagor, dated as of the date hereof, and being payable to the order of the Assignor, and other obligations described therein (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note," which Note has
                                                       ----
been assigned to Assignee), the interest thereon and performance of the Mortgage covenants and obligations, and (ii) all of Assignor's right, title and interest in and to the property described in the Mortgage, and in and to all amounts which may now be or may hereafter become due and payable by Mortgagor under the Mortgage, on account of its indebtedness and obligations under and in respect of the aforesaid Notes and the Obligations (as defined in the Mortgage), and the interest thereon, together with all of the rights, powers, privileges and remedies of Assignor thereunder, including, but without limitation thereto, all of the Assignor's rights to receive and collect all other amounts which may now be or may hereafter become due and payable by the Mortgagor under the Mortgage, reference to the Mortgage being hereby made for all such purposes.

          This Collateral Assignment is made as security for (i) the payment when due of indebtedness evidenced by those certain 11 1/4% Series A and Series B Senior Secured Notes due 2007 and those certain Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Senior Secured Notes") issued by the Assignor pursuant
                         --------------------
to the provisions of the Indenture, in the aggregate principal sum not to exceed in any one time outstanding of $360,000,000, interest (including post-petition interest and interest at the Post-Default Rate (as defined in the Mortgage)) as set forth in the Indenture and the Senior Secured Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due under the Senior Secured Notes, the Guarantees (as such term is defined in the Indenture), the Indenture or the Collateral Documents (as such term is defined in the Indenture); and
(iii) any and all renewals, modifications, amendments, extensions for any period, supplements, or restatements of any of the foregoing.

          In furtherance of the foregoing Collateral Assignment, after the occurrence and during the continuance of an Event of Default under the Indenture, Assignor hereby authorizes and empowers Assignee, in Assignee's own name or in the name of Assignee's nominee, or in the name of and as attorney for Assignor, to ask, demand, sue for, collect, receive and enforce all sums to which Assignee is or may be entitled under this Collateral Assignment and compliance by Mortgagor with the terms and agreements on its part to be performed under the Mortgage. Assignee shall have the rights, powers and remedies provided by applicable law and this Collateral Assignment.

          Assignor warrants that it is the legal owner of said Mortgage and has the lawful right to assign, transfer and set over said Mortgage unto the Assignee free and clear of any lien, claim or interest of any party whatsoever.

          The foregoing warranties and the other provisions of this Collateral Assignment shall inure to the benefit of the Assignee and its successors, transferees and assigns under the Indenture.

          The Mortgage encumbers the property legally described on Exhibit B
                                                                   ---------
hereto.

          THIS COLLATERAL ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE JURISDICTION WHERE THE MORTGAGED PROPERTY IS LOCATED.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Assignor has executed this Collateral Assignment of Mortage, Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement on this 19th day of May, 1999.

ASSIGNOR:                              HOLLYWOOD CASINO CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Paul C. Yates
                                          -------------------------------
                                          Paul C. Yates
                                          Executive Vice President and
                                          Chief Financial Officer

STATE OF ILLINOIS  )
                   )
COUNTY OF LAKE     )


          Personally appeared before me, the undersigned authority in and for said County and State on this 19th day of May, 1999, within my jurisdiction, the within named Paul C. Yates, who acknowledged that s/he is the Executive Vice President and CFO of HOLLYWOOD CASINO CORPORATION, a Delaware corporation, and as her/his act and deed s/he executed the above and foregoing instrument, after first having been duly authorized by said corporation to do so.

(Seal)
                                        /s/ Joyce A. Kiel
                                        Notary Public in and for
                                        The State of Illinois
                                        County of Lake


                                        My Commission Expires: 3/12/2002

                                   EXHIBIT A
                                   ---------

                             Recording Information
                             ---------------------

                                   EXHIBIT B
                                   ---------

                               Legal Description
                               -----------------


PARCEL 1

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT B IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ALL BOUNDED AND DESCRIBED AS
FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT 12 IN SAID BLOCK 2; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT 12 HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 MINUTES EAST, A DISTANCE OF 178.6 FEET TO THE SOUTHWESTERLY LINE OF NEW YORK STREET (ALSO KNOWN AS ILLINOIS ROUTE 66 AND U.S. ROUTE 30); THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHWESTERLY LINE OF SAID NEW YORK
STREET, A DISTANCE OF 13.05 FEET; THENCE NORTH 49 DEGREES 58 MINUTES 46 SECONDS EAST, A DISTANCE OF 66.0 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET FOR THE POINT OF BEGINNING; THENCE CONTINUING NORTH 48 DEGREES 58 MINUTES 46 SECONDS EAST, A DISTANCE OF 50.75 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY TO THE SOUTHWESTERLY, 361.26 FEET ON THE ARC OF A CURVE TANGENT TO THE LAST DESCRIBED COURSE, BEING CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 115.0 FEET WITH A CHORD DISTANCE OF 230.0 FEET AND A CHORD BEARING OF SOUTH 40 DEGREES 01 MINUTES 14 SECONDS EAST, THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST, TANGENT TO THE LAST DESCRIBED CURVE A DISTANCE OF 51.34 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET; THENCE NORTH 39 DEGREES 41 MINUTES 03 SECONDS WEST ON THE NORTHEASTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF
229.46 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

PARCEL 2:

EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS CREATED BY DECLARATION OF PERMANENT EASEMENTS BY AND BETWEEN AURORA RIVERBOATS, INC., AND THE CITY OF AURORA, ILLINOIS, DATED NOVEMBER 12, 1991 AND RECORDED NOVEMBER 14, 1991 AS DOCUMENT NUMBER 91K62160 AS SET FORTH BELOW:

(A) NON-EXCLUSIVE, IRREVOCABLE AND PERPETUAL EASEMENT FOR INGRESS AND EGRESS TO PROVIDE ACCESS FOR PEDESTRIAN TRAFFIC OVER, UNDER AND UPON THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOTS "A" AND "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974, ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE SOUTH 35 DEGREES 31 MINUTES 14 SECONDS EAST ON THE NORTHEASTERLY LINE OF SAID LOT TWELVE AND ITS SOUTHEASTERLY EXTENSION, A DISTANCE OF 194.16 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 35 DEGREES 31 MINUTES 14 SECONDS EAST ON SAID SOUTHEASTERLY EXTENSION, A DISTANCE OF 48.70 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT "B"; THENCE SOUTH 54 DEGREES 28 MINUTES 46 SECONDS WEST ON THE SOUTHEASTERLY LINE OF SAID LOTS "A" AND "B", A DISTANCE OF 170.07 FEET TO THE NORTHERLY LINE OF GALENA BOULEVARD, (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30); THENCE NORTH 35 DEGREES 31 MINUTES 45 SECONDS WEST ON THE NORTHERLY LINE OF SAID GALENA BOULEVARD A DISTANCE OF 44.80 FEET TO THE NORTHWESTERLY LINE OF SAID LOT "A"; THENCE NORTH 54 DEGREES 28 MINUTES 46 SECONDS EAST ON THE NORTHWESTERLY LINE OF SAID LOT "A", A DISTANCE OF
150.0 FEET TO THE SOUTHWESTERLY LINE OF SAID LOT "B"; THENCE NORTH 35 DEGREES 31 MINUTES 14 SECONDS WEST ON THE SOUTHWESTERLY LINE OF SAID LOT "B", A DISTANCE OF
3.81 FEET; THENCE NORTH 54 DEGREES 21 MINUTES 23 SECONDS EAST A DISTANCE OF 20.0 FEET TO THE POINT OF BEGINNING ALLIN KANE COUNTY, ILLINOIS.

(B) EXCLUSIVE, IRREVOCABLE AND PERPETUAL EASEMENT FOR INGRESS AND EGRESS AND FOR THE CONSTRUCTION, MAINTENANCE AND USE THEREON OF ANY IMPROVEMENTS ANCILLARY TO THE USE OF PARCEL 1 OVER, UNDER AND UPON THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974. ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE, IN SAID BLOCK TWO; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT TWELVE, HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 178.60 FEET TO THE SOUTHERLY LINE OF NEW YORK STREET BRIDGE (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30) FOR THE POINT OF BEGINNING. THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE A DISTANCE OF 13.05 FEET; THENCE NORTH 49 DEGREES 58 MINUTES 56 SECONDS EAST A DISTANCE OF 66.60 FEET TO THE NORTHERLY LINE OF SAID NEW YORK STREET BRIDGE; THENCE SOUTH 39 DEGREES 41 MINUTES 03 SECONDS EAST ON THE NORTHERLY LINE OF SAID NEW YORK STREET BRIDGE A DISTANCE OF
229.46 FEET; THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST A DISTANCE OF
66.49 FEET TO THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE; THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE, A DISTANCE OF 216.55 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

(C) NON-EXCLUSIVE, IRREVOCABLE AND PERPETUAL EASEMENT TO PROVIDE ACCESS FOR PEDESTRIAN TRAFFIC OVER, UNDER AND UPON THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974. ALL BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT TWELVE, HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 178.60 FEET TO THE SOUTHERLY LINE OF NEW YORK STREET BRIDGE (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30); THENCE SOUTH 39 DEGREES 36 MINUTES 14 SECONDS EAST, ALONG THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE, A DISTANCE OF 16.05 FEET; THENCE SOUTH 54 DEGREES 20 MINUTES 19 SECONDS WEST A DISTANCE OF 187.67 FEET TO THE NORTHEASTERLY LINE OF SAID LOT TWELVE; THENCE NORTH 35 DEGREES 31 MINUTES 14 SECONDS WEST ON THE NORTHEASTERLY LINE OF SAID LOT TWELVE, A DISTANCE OF 10.53 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH, RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974, ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE SOUTH 35 DEGREES 31 MINUTES 14 SECONDS EAST ON THE NORTHEASTERLY LINE OF SAID LOT TWELVE AND ITS SOUTHEASTERLY EXTENSION, A DISTANCE OF 194.16 FEET TO THE POINT OF BEGINNING; THENCE NORTH 54 DEGREES 21 MINUTES 23 SECONDS EAST A DISTANCE OF 57.49 FEET; THENCE NORTH 35 DEGREES 38 MINUTES 37 SECONDS WEST A DISTANCE OF 8.35 FEET; THENCE NORTH 54 DEGREES 21 MINUTES 23 SECONDS EAST A DISTANCE OF 130.30 FEET; THENCE SOUTH 39 DEGREES 34 MINUTES 23 SECONDS EAST A DISTANCE OF 25.72 FEET; THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS EAST A DISTANCE OF 190.21 FEET TO THE SOUTHEASTERLY EXTENSION OF THE NORTHEASTERLY LINE OF SAID LOT TWELVE; THENCE NORTH 35 DEGREES 31 MINUTES 14 SECONDS WEST ON THE SOUTHEASTERLY EXTENSION OF THE NORTHEASTERLY LINE OF SAID LOT TWELVE, A DISTANCE OF 32.21 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

ALSO

THAT PART OF THE SOUTHWEST QUARTER OF SECTION TWENTY-TWO, TOWNSHIP THIRTY-EIGHT NORTH, RANGE EIGHT, EAST OF THE THIRD PRINCIPAL MERIDIAN, AND THAT PART OF LOT "B" IN BLOCK TWO OF ISLAND AVENUE ADDITION TO AURORA, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 18, 1913 AS DOCUMENT NO. 134974. ALL BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT TWELVE IN SAID BLOCK TWO; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT TWELVE, HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 178.60 FEET TO THE SOUTHERLY LINE OF NEW YORK STREET BRIDGE, (ALSO KNOWN AS ILLINOIS ROUTE 65 AND U.S. ROUTE 30), FOR THE POINT OF BEGINNING; THENCE SOUTH 39 DEGREES 36 MINUTES 14 SECONDS EAST ALONG THE SOUTHERLY LINE OF SAID NEW YORK STREET BRIDGE, A DISTANCE OF 216.55 FEET; THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST A DISTANCE OF 12.79 FEET; THENCE NORTH 39 DEGREES 34 MINUTES 23 SECONDS WEST A DISTANCE OF 83.49 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 07 SECONDS WEST A DISTANCE OF 2.0 FEET; THENCE SOUTH 54 DEGREES 37 MINUTES 53 SECONDS WEST A DISTANCE OF 1.0 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 07 SECONDS WEST A DISTANCE OF 27.51 FEET; THENCE NORTH 31 DEGREES 16 MINUTES 11 SECONDS WEST A DISTANCE OF 42.76 FEET; THENCE SOUTH 54 DEGREES 37 MINUTES 53 SECONDS WEST A DISTANCE OF 1.0 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 07 SECONDS WEST A DISTANCE OF 4.0 FEET; THENCE NORTH 39 DEGREES 43 MINUTES 09 SECONDS WEST A DISTANCE OF 22.48 FEET; THENCE SOUTH 52 DEGREES 34 MINUTES 26 SECONDS WEST A DISTANCE OF 11.66 FEET; THENCE NORTH 39 DEGREES 43 MINUTES 09 SECONDS WEST A DISTANCE OF 35.03 FEET TO THE SOUTHEASTERLY LINE OF STOLP AVENUE; THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST A DISTANCE OF 17.42 FEET TO THE POINT OF BEGINNING, ALL IN KANE COUNTY, ILLINOIS.

PARCEL 3:

The estate or interest in the land described or referred to in this Commitment and covered herein is a Leasehold Estate, as leasehold estate is defined in paragraph 1 (H) of the conditions and stipulations of the ALTA Leasehold Policy, created by the instrument herein referred to as the Lease, executed by The City of Aurora and consented to by The Aurora Metropolitan Exposition Auditorium AND Office Building Authority, as Lessor, and Aurora Riverboats, inc., as Lessee, dated June 04, 1991, a memorandum of which was recorded November 14, 1991 as Document No. 91K62158, demising the land for a term for 30 years with one or more 5 year extensions not to exceed 99 years as more fully set forth in the lease, demising the following described land:

THAT PART OF LOT 1 AND LOTS 2,3,4,5 AND 6, IN BLOCK 1 OF WILDER'S AMENDED ADDITION TO WEST AURORA COMPLETED, PART OF C. HOYT'S SUBDIVISION OF THAT PART OF BLOCK 1, IN THE ORIGINAL TOWN OF WEST AURORA, LYING EAST OF RIVER STREET AND NORTH OF MILL STREET, LOTS 1,2,16, AND THE ALLEY ADJACENT THERETO OF HOYT AND BROTHER CO., SUBDIVISION, COUNSEL STREET AND VACATED COUNCIL STREET ALL DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 1 IN BLOCK 1 OF SAID WILDER'S AMENDED ADDITION, BEGIN ON THE SOUTHEASTERLY LINE OF RIVER STREET; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE 256.0 FEET TO THE NORTHERLY CORNER OF LOT 2 IN SAID HOYT AND BROTHER CO., SUBDIVISION; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF LOT 2 IN SAID HOYT AND BROTHERS CO., SUBDIVISION 80.0 FEET TO THE EASTERLY CORNER THEREOF; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 196 DEGREES 41 MINUTES 26 SECONDS WITH THE LAST DESCRIBED COURSE (MEASURED COUNTER-CLOCKWISE THEREFROM) 20.88 FEET TO THE MOST NORTHERLY CORNER OF SAID LOT 16; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID LOT 16, 125.66 FEET TO THE NORTHWESTERLY CORNER OF A TRACT OF LAND CONVEYED TO THE FOX VALLEY PARK DISTRICT BY DISTRICT BY DOCUMENT 1672103; THENCE SOUTHWESTERLY ALONG A NORTHWESTERLY LINE OF SAID TRACT FORMING AN ANGLE OF 80 DEGREES 57 MINUTES 03 SECONDS WITH THE LAST DESCRIBED COURSE (MEASURED COUNTER-CLOCKWISE THEREFROM) 28.0 FEET TO AN ANGLE IN SAID NORTHWESTERLY LINE; THENCE SOUTHEASTERLY AT RIGHT ANGLES TO THE LAST DESCRIBED COURSE 24.0 FEET; THENCE SOUTHWESTERLY AT RIGHT ANGLES TO THE LAST DESCRIBED COURSE 198.94 FEET; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 53 DEGREES 30 MINUTES 42 SECONDS WITH THE PROLONGATION OF THE LAST DESCRIBED COURSE (MEASURED COUNTER-CLOCKWISE THEREFROM) 24.54 FEET TO THE NORTHEASTERLY LINE OF GALENA BOULEVARD AS ESTABLISHED BY COUNTY COURT PROCEEDINGS KNOWN AS CASE NUBMER 5190; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF SAID GALENA BOULEVARD 242.42 FEET TO AN ANGLE IN SAID NORTHEASTERLY LINE; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY LINE 46.09 FEET TO THE POINT OF BEGINNING, IN THE CITY OF AURORA, KANE COUNTY ILLIINOIS.

PARCEL 4:

The estate or interest in the land described or referred to in this Commitment and covered herein is a Leasehold Estate, as leasehold estate is defined in paragraph 1 (H) of the conditions and stipulations of the ALTA Leasehold Policy, created by the instrument herein referred to as the Lease, executed by The City of Aurora and consented to by The Aurora Metropolitan Exposition Auditiorium AND Office Building Authority, as Lessor, and Hollywood Casino-Aurora Inc., as Lessee, dated June 12, 1995, a memorandum of which was recorded October 24, 1995 as Document No. 95K63744, which demises the land for a term for 30 years with four 5 year extensions as more fully set forth in the lease, demising the following described land:

LOTS 1,2,3,4,5,6,7,8,9,10,11,12, AND PARTS OF LOTS A AND B IN BLOCK 2 OF ISLAND AVENUE ADDITION TO AURORA, AND THAT PART OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 38 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS
FOLLOWS: BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 9 AT THE NORTHEAST CORNER OF ISLAND AVENUE AND GALENA BOULEVARD (FORMERLY MAIN STREET); THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINES OF SAID LOTS 9,10,11 AND 12 TO THE MOST NORTHERLY CORNERLY OF SAID LOT 12; THENCE NORTHEASTERLY 8.0 FEET ON A NORTHEASTERLY EXTENSION OF SAID NORTHWESTERLY LINE OF SAID LOT 12; THENCE NORTHEASTERLY AT AN ANGLE OF 178 DEGREES 05 MINUTES 40 SECONDS MEASURED CLOCKWISE FORM THE LAST DESCRIBED COURSE, 178.6 FEET; THENCE NORTHWESTERLY AT AN ANGLE OF 87 DEGREES 49 MINUTES 20 SECONDS MEASURED CLOCKWISE FROM THE LAST DESCRIBED COURSE, 13.06 FEET; THENCE NORTHEASTERLY AT AN ANGLE OF 90 DEGREES 25 MINUTES MEASURED COUNTER-CLOCKWISE FROM THE LAST DESCRIBED COURSE 117.35 FEET:
THENCE NORTHEASTERLY, EASTERLY, SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY
361.28 FEET ON THE ARC OF A CURVE TO THE RIGHT TANGENT TO THE LAST DESCRIBED COURSE HAVING A RADIUS OF 115.0 FEET, THRU A CENTRAL ANGLE OF 180 DEGREES 00 MINUTES; THENCE SOUTHWESTERLY ALONG A LINE TANGENT TO THE LAST DESCRIBED CURVE,
321.6 FEET TO A LINE PARALLEL WITH AND 170.0 FEET NORTHERLY OF, AS MEASURED AT RIGHT ANGLES THEREFROM THE NORTHEASTERLY LINE OF GALENA BOULEVARD, SUCH PARALLEL LINE ALSO BEING A SOUTHEASTERLY EXTENSION OF THE NORTHEASTERLY LINE OF SAID LOT 12; THENCE SOUTHEASTERLY ALONG SAID EXTENSIONS OF THE NORTHEASTERLY LINE OF SAID LOT 12 TO A LINE (HEREAFTER REFERRED TO AS LINE A) DRAWN FROM A POINT ON THE NORTHEASTERLY LINE OF GALENA BOULEVARD 44.18 FEET SOUTHEASTERLY OF THE SOUTHWEST CORNER OF SAID LOT A, SAID LINE A MEASURED NORTHEASTERLY AT AN ANGLE OF 88 DEGREES 19 MEASURED CLOCKWISE FROM SAID NORTHERLY LINE OF GALENA BOULEVARD; THENCE SOUTHWESTERLY ALONG LINE A, 170.07 FEET TO THE NORTHEAST LINE OF GALENA BOULEVARD; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINE OF GALENA BOULEVARD, BEING THE SOUTHWESTERLY LINES OF LOTS 1,2,3,4,5,6,7,8, AND 9 AND PART OF LOT A, 242.8 FEET TO THE POINT OF BEGINNING, (EXCEPT THAT PART DESCRIBED AS
FOLLOWS: THAT PART OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 38 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWESTERLY CORNER OF LOT 12 IN SAID BLOCK 2; THENCE NORTHEASTERLY 8.0 FEET ON THE NORTHEASTERLY EXTENSION OF THE NORTHWESTERLY LINE OF SAID LOT 12 HAVING AN ASSUMED BEARING OF NORTH 54 DEGREES 28 MINUTES 44 SECONDS EAST, THENCE NORTH 52 DEGREES 34 MINUTES 26 SECONDS EAST, A DISTANCE OF 178.6 FEET TO THE SOUTHWESTERLY LINE OF NEW YORK STREET (ALSO KNOWN AS ILLINOIS ROUTE 66 AND U.S. ROUTE 30); THENCE NORTH 39 DEGREES 36 MINUTES 14 SECONDS WEST ON THE SOUTHWESTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF 13.05 FEET; THENCE NORTH 49 DEGREES 58 MINUTES 56 SECONDS EAST, A DISTANCE OF 66.0 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET FOR THE POINT OF BEGINNING; THENCE CONTINUING NORTH 48 DEGREES 58 MINUTES 46 SECONDS EAST A DISTANCE OF 50.75 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY TO THE SOUTHWESTERLY 361.26 FEET ON THE ARC OF A CURVE TANGENT TO THE LAST DESCRIBED COURSE, BEING CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 115.0 FEET WITH A CHORD DISTANCE OF 230.0 FEET AND A CHORD BEARING OF SOUTH 40 DEGREES 01 MINUTES 14 SECONDS EAST, THENCE SOUTH 49 DEGREES 58 MINUTES 46 SECONDS WEST, TANGENT TO THE LAST DESCRIBED CURVE A DISTANCE OF 51.34 FEET TO THE NORTHEASTERLY LINE OF SAID NEW YORK STREET; THENCE NORTH 39 DEGREES 41 MINUTES 03 SECONDS WEST ON THE NORTHEASTERLY LINE OF SAID NEW YORK STREET, A DISTANCE OF 229.46 FEET TO THE POINT OF BEGINNING) ALL IN THE CITY OF AURORA, KANE COUNTY, ILLINOIS.

P.I.N.:  15-22-330-009
         15-22-302-019
         15-22-330-008
         15-22-330-010
         15-22-302-021
         15-22-302-022

Commonly known as:  49 West Galena Boulevard
                    Aurora, IL 60506